EXHIBIT 10.9

ITec
International Technologies, Inc.
=========================================================================

                     11152 NORTH STREET RD. UTICA, OH 43080
                     TELEPHONE 740-892-2988 FAX 740-892-2985
             gary.delaurentiis@axom.com garydelaurentiis@hotmail.com


5-15-00

      TECHNICAL & COMMERCIAL CONTRACT
      To develop GPDP (General Plastic Development Program) Program

      THE UNDERSIGNED MANAGERS
      GARY DELAURENTIIS, in the name of "ITEC Inc, International Technologies" (in the following lines, also "Itec"), Ohio 43080, sited in North Street Road, 11152, in Utica
      And
      ANDREA VIDETTA, in the name of "Cesmet laboratorio srl" (in the following lines, also "Cesmet"), 80134 Napoli, piazza Salvo D'Acquisto 6, registered company CCIAA 424866, 3004/87 Court of Naples
      WITH REFERENCE
      to GPDP general agreement undersigned between them and other partners on the 1999, October 26th, attached (attached document #1) to the present agreement and substantial part of it
      AGREE
      1. to develop GPDP in charge of the productive companies involved in the program
      2. to transfer free to Cesmet, in front of the realised consultant-job till today, the ownership of some of stock-shares of Itec (7%, "AV"), like it's showed in the attached document #2, enlarging the limits of the technical and commercial agreement all over the world, to develop "environmental safety new technologies" specially finalised to recovery used plastic and oils;
      3. to start the executive new-enterprise-projects for clients involved in the GPDP, using Cesmet technical and human sources in Italy, fixing a monthly payment, for services and consultant, specified in the attached document #3
      4. to start with activities and payments from the current May month, like fixed in #3 a.d., shifting the amount through direct bank swift, or bank check

      CONTENTS OF THE AGREEMENT
      1. Itec and Cesmet agree to develop GPDP collaborating both on the general development strategy of programs, starting to organise all executive enterprise projects to define for all clients involved in GPDP;
      2.  Itec and Cesmet agree to o define  executive  projects  for  new enterprises involved in GPDP, immediately starting oon the promotion, in Italy, of the "Eco2 system, for recovering oil activity", owned directly by Itec. Itec and Cesmet define, to develop the program and to organise executive projects for clients, the following liabilities and tasks per each of companies:
      -  ITEC:
         - to research and test new environmental-safety technologies to introduce in the European Countries and Italy, to develop GPDP;
         - to verify economical and technical parameters about the technologies finalised to new companies involved in the GPDP;
         -   to  verify  market  conditions  to   sell   technologies  and
             connected   machinery  and  products  realised  through   new
             enterprises;
         - to close and sign the agreements with companies owning technologies, taking licences and patent exclusives to distribute in European Union, Eastern European Countries and Northern African Countries to customers and companies;


                   11152 NORTH STREET RD. UTICA, OH 43080
                  TELEPHONE 740-892-2988 FAX 740-892-2985
            GARY.DELAURENTIIS@AXOM.COM GARYDELAURENTIIS@HOTMAIL.COM

         CESMET:
         - to realise on the individuate technologies, marketing research finalised to find companies and investors interested to take care and buy new technologies and machinery;
         - to realise brossure and technical presentations for new technologies and machinery, also promoting advertising activities, press conferences and all what useful to promote them on the market;
         - to introduce new technologies and machinery on the market, also defining possible aides to receive, in the name of Itec and Cesmet, or in the name of their clients, from Regional, Italian or European Union organisations to develop technological level of Small and Medium Enterprises;
         - to select potential client for Itec, organising draft-projects to develop the productive systems of clients;
         - to organise executive business plans and technical projects to obtain public aids to take care or buy new technologies and machinery, directly or in the name of cllients.

      3. Itec and Cesmet, supplied by the Studio Legale Associato Beltramo, sited in Roma, via Lazio 20c, representative in Italy of Itec interests, have defined the following development timetable for the GPDP program:
      - enter June, 30th, to realise test of the Eco2 system at the "Fedegari Autoclavi spa", in Pavia;
      - enter June, 30th, to define executive partners for Itec in developing the Eco2 system in Italy, undersigning preliminary agreements and contracts, with Cesmet and Itec;
      - enter June, 30th, to edit the final form of the project already organised by Cesmet in the name of Itec's clients on the Eco2 system activity, going to present them, if asked from clients, to national "IG spa" Agency, to obtain aides to develop new enterprises;
      - enter July, 31st, to organise the Itec structure in Italy, and the consultant team to start with training activities for young managers involved in the "Eco2 system" new companies.



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      4. Itec will pay to Cesmet, from the current May, the agreed monthly amount for consultant activities (a.d. #3), taking care of all expenses that Cesmet will support to develop its activity in the best way, on the base of bills produced by Cesmet for expenses, and by the people involved in the development activities, on the base of personal bills, produced in the name of Itec, till the maximum amount defined in the "attached document #3". In the case that expenses, for the supply and furniture will be less than defined in the "attached document #3", Itec will pay to Cesmet the net amount of bills. The personal bills in the name of the
         Cesmet   human  sources  (general  manager,  manager   assistant,
         specialist consultants) will be paid like fixed in the "attached document #3".

      5. Itec and Cesmet agree that every month the GPDP program will be checked in its development process. To realise this, Cesmet will produce to Itec an investment list of supplies, necessaries to realise direct teleconference between Italy and USA, connecting Cesmet and Itec main offices. Itec will provide to pay the related necessaries amount.

      6. Itec and Cesmet representetive, sign the present agreement in Naples, in the month of May, 26th, at the Cesmet Main Office


         /s/ Gary M. DeLaurentiis                   /s/ Andrea Videtta
       -------------------------                  --------------------
      Itec International Technologies            Cesmet Laboratorio srl
            Gary De Laurentiis                       Andrea Videtta
                President                              Director